UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: September 14, 2005
Date of Earliest Event Reported: September 9, 2005
Commission file number 1-10948
OFFICE DEPOT, INC.
(Exact name of registrant as specified in its charter)

Delaware	59-2663954

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Old Germantown Road, Delray Beach, Florida	33445

(Address of principal executive offices)	(Zip Code)
(561) 438-4800
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO (OR AMENDMENT OF) A MATERIAL DEFINITIVE AGREEMENT
On September 9, 2005, Office Depot, Inc. (the “Company”) entered into an amendment (“Amendment No. 1”) of an existing Credit Agreement (the “Agreement”), originally dated as of April 30, 2004, among the Company as the “Borrower”, certain banks, financial institutions and other institutional lenders parties to the Credit Agreement as the “Lenders” and Wachovia Bank, National Association, as the “Agent” for the Lenders. On September 12, 2005, the Company entered a second amendment (“Amendment No. 2”) of the Agreement, among the same parties.
The following is a brief description of the terms and conditions of each Amendment that are material to the Company:
Amendment No. 1: In Amendment No. 1, the parties agreed to adjust the financial covenants in the Agreement, among other things, to account for the new accounting requirement to expense stock options, which the Company plans to commence in 2006. This adjustment was made by amending the definition of “EBITR” to add back to net income stock option compensation expenses and other non-recurring, non-cash charges.
Amendment No. 2: In Amendment No. 2, the parties agreed to certain changes in the interest rate payable with respect to the Company’s Euro denominated borrowings and certain other changes to the fees payable by the Company under the Agreement. The parties also agreed to extend the maturity date of the Agreement for one year to April 30, 2010.
Amendments 1 and 2 are attached as exhibits hereto and are hereby incorporated herein by reference.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1.1	Amendment No. 1 to Credit Agreement dated as of April 30, 2004
Exhibit 99.1.2	Amendment No. 2 to Credit Agreement dated as of April 30, 2004

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.
Date: September 14, 2005	By:	/s/ DAVID C. FANNIN
David C. Fannin
Executive Vice President and General Counsel

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